CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated March 6, 1998, accompanying the financial statements incorporated by reference or included in the Annual Report of CET Environmental Services, Inc. (the "Company") on Form 10-K for the year ended December 31, 1997. We consent to the incorporation by reference in the Company's Registration Statement on Form S-8 of the aforementioned reports.

/s/ Grant Thornton LLP
GRANT THORNTON LLP

Denver, Colorado
March 6, 1998